As filed with the Securities and Exchange Commission on May 6, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WEBSENSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0380839
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

10240 Sorrento Valley Road

San Diego, California 92121

(Address of principal executive offices) (Zip code)

WEBSENSE, INC. AMENDED AND RESTATED 2000 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Michael A. Newman, Esq.

Senior Vice President and General Counsel

Websense, Inc.

10240 Sorrento Valley Road

San Diego, California 92121

(Name and address of agent for service)

(858) 320-8000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Amended and Restated 2000 Employee Stock Purchase Plan
Common Stock, par value $0.01 per share	434,099 shares	$22.52	$9,773,738.99	$696.87
Totals:	434,099 shares	$22.52	$9,773,738.99	$696.87

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock (the “Common Stock”) that become issuable under the Websense, Inc. Amended and Restated 2000 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on May 3, 2010 as reported on the NASDAQ Stock Market.

PART I

The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities Exchange Commission (“SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by Websense, Inc. (the “Registrant” or the “Company”) with the SEC are incorporated by reference into this Registration Statement:

(a) The Company’s latest annual report on Form 10-K for the fiscal year ended December 31, 2009 filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b) The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010.

(c) The Company’s Current Reports on Form 8-K filed on February 2, 2010 and February 24, 2010.

(d) The description of the Company’s Common Stock which is contained in its Registration Statement filed on March 23, 2000, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, or proceeding, had no reasonable cause to believe his conduct was unlawful, except that with respect to an action brought by or in the right of the corporation such indemnification is limited to expenses (including attorneys fees). The Company’s amended and restated certificate of incorporation authorizes the Company to indemnify its directors and officers to the fullest extent permitted by Delaware law.

1.

Section 102(b)(7) of the DGCL also enables a corporation, in its certificate of incorporation or an amendment thereto, to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violation of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The Company’s certificate of incorporation provides for such limitations on liability for its directors.

The Company’s amended and restated bylaws provide that the Company shall indemnify its directors and executive officers to the fullest extent not prohibited by Delaware law, provided that the Company may limit the extent of indemnification by individual contracts with its directors and executive officers, and that the Company need not indemnify its directors and executive officers in connection with a proceeding by the director or executive officer against the Company, its directors, executive officers, employees or other agents. Under its amended and restated bylaws, the Company must generally advance all expenses incurred by the Company’s directors and executive officers who are party or threatened to be made party to any action by reason of the fact that each such director or executive officer is or was a director or executive officer of the Company. Each advancement shall only be made if such director or executive officer undertakes to repay any such advancement if it is ultimately determined that such person is not entitled to be indemnified under the Company’s bylaws or otherwise. The Company’s amended and restated bylaws further provide that the Company may purchase indemnification insurance on a person required or permitted to be indemnified under the Company’s bylaws.

These indemnification provisions may be sufficiently broad to permit indemnification of the Company’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

The Company has also entered, and intends to continue to enter, into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the Company’s amended and restated certificate of incorporation and amended and restated bylaws. These indemnification agreements, among other things, require the Company to (i) indemnify them to the fullest extent permitted by Delaware law, (ii) purchase and maintain liability insurance, and (iii) advance certain expenses incurred by the director or executive officer, as the case may be.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors or officers pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number

4.1	Amended and Restated Certificate of Incorporation of Websense, Inc. (previously filed as an exhibit to Registrant’s Form 8-K, filed on June 19, 2009 and incorporated herein by reference).

4.2	Amended and Restated Bylaws of Websense, Inc. (previously filed as an exhibit to Registrant’s Form 8-K, filed on June 19, 2009 and incorporated herein by reference).

5.1	Legal Opinion of Michael A. Newman, Esq.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Michael A. Newman, Esq. is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

2.

Item 9.	Undertakings.

1. The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

3.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

4.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 6, 2010.

WEBSENSE, INC.

By:	/s/ ARTHUR S. LOCKE III
Arthur S. Locke III
Senior Vice President & Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gene Hodges, Arthur S. Locke III and Michael A. Newman, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GENE HODGES Gene Hodges	Director, Chief Executive Officer (Principal Executive Officer)	May 6, 2010

/s/ ARTHUR S. LOCKE III Arthur S. Locke III	Senior Vice President & Chief Financial Officer, (Principal Financial and Accounting Officer)	May 6, 2010

/s/ JOHN B. CARRINGTON John B. Carrington	Chairman of the Board	May 6, 2010

/s/ MARK S. ST.CLARE Mark S. St.Clare	Director	May 6, 2010

/s/ BRUCE T. COLEMAN Bruce T. Coleman	Director	May 6, 2010

/s/ JOHN F. SCHAEFER John F. Schaefer	Director	May 6, 2010

/s/ GARY E. SUTTON Gary E. Sutton	Director	May 6, 2010

/s/ PETER C. WALLER Peter C. Waller	Director	May 6, 2010

5.

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of Websense, Inc. (previously filed as an exhibit to Registrant’s Form 8-K, filed on June 19, 2009 and incorporated herein by reference).

4.2	Amended and Restated Bylaws of Websense, Inc. (previously filed as an exhibit to Registrant’s Form 8-K, filed on June 19, 2009 and incorporated herein by reference).

5.1	Legal Opinion of Michael A. Newman, Esq.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Michael A. Newman, Esq. is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

6.